Exhibit 5.1

[Kirkland & Ellis LLP Letterhead]

December 22, 2006

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, New Jersey 08512

Re:	Shares of Common Stock, $.001 par value

Ladies and Gentlemen:

We are acting as special counsel to Innophos Holdings, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of the proposed issuance of up to 1,116,944 shares (the “2005 Plan Shares”) of the Registrant’s Common Stock, $.001 par value per share (the “Common Stock”) that have been or may be issued pursuant to the Registrant’s Amended and Restated 2005 Executive Stock Option Plan (the “2005 Plan”), 1,000,000 shares (the “2006 Plan Shares”) of Common Stock that may be issued pursuant to the Registrant’s 2006 Long-Term Equity Incentive Plan (the “2006 Plan”), and 173,568 shares (the “Bonus Plan Shares” and, together with the 2005 Plan Shares and the 2006 Plan Shares, the “Shares”) of Common Stock that may be issued pursuant to the several Retention Bonus Agreements entered into between the Registrant and certain of its executive officers (collectively, the “Bonus Plan” and, together with the 2005 Plan and the 2006 Plan, the “Plans”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant, each as amended to the date hereof; and (ii) certain resolutions adopted by the Board of Directors of the Registrant; (iii) specimen certificates representing the Common Stock; (iv) the Plans; (v) the option agreements between the Registrant and certain of its employees in respect of option grants under the 2005 Plan; and (vi) the forms of option agreement between the Registrant and its employees, to be used by the Registrant in connection with option grants under the 2006 Plan and (vii) the form of restricted stock grant between the Registrant and its employees, to be used by the Registrant in connection with grants of restricted stock under the 2006 Plan. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

Based upon the foregoing and other legal matters we deemed relevant, and subject to the qualifications set forth below, we are of the opinion that when the Shares have been issued, sold and paid for in accordance with the terms and conditions of the respective Plan pursuant to which such Shares were issued, the Shares will be validly issued, fully paid and nonassessable.

Innophos Holdings, Inc.

December 22, 2006

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) the authority of such persons signing all documents on behalf of the parties thereto and (vi) the due authorization, execution and delivery of all documents by the parties thereto. We have further assumed that each of the option agreements to be entered into between the Company and the employees, directors and other service providers receiving under the 2006 Plan will conform to the form of agreement examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering and sale of the Common Stock.

This opinion shall be limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP